Exhibit 99.28(d)(xiv)

Expense Limitation Agreement

This Expense Limitation Agreement (the “Agreement”) is made and entered into this 1st day of May, 2018 between Lord, Abbett & Co. LLC (“Lord Abbett”) and Lord Abbett Series Fund, Inc. (the “Company”) with respect to its Classes named below (each, a “Portfolio”).

In consideration of good and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:

1.	With respect to Calibrated Dividend Growth Portfolio, Lord Abbett agrees for the time period set forth in paragraph 9 below to waive all or a portion of its management and administrative services fees and reimburse the Portfolio’s other expenses to the extent necessary to limit total net annual operating expenses, excluding acquired fund fees and expenses, to an annual rate of 0.90%.

2.	With respect to Classic Stock Portfolio, Lord Abbett agrees for the time period set forth in paragraph 9 below to waive all or a portion of its management and administrative services fees and reimburse the Portfolio’s other expenses to the extent necessary to limit total net annual operating expenses, excluding acquired fund fees and expenses, to an annual rate of 1.00%.

3.	With respect to Developing Growth Portfolio, Lord Abbett agrees for the time period set forth in paragraph 9 below to waive all or a portion of its management and administrative services fees and reimburse the Portfolio’s other expenses to the extent necessary to limit total net annual operating expenses, excluding acquired fund fees and expenses, to an annual rate of 0.95%.

4.	With respect to Growth Opportunities Portfolio, Lord Abbett agrees for the time period set forth in paragraph 9 below to waive all or a portion of its management and administrative services fees and reimburse the Portfolio’s other expenses to the extent necessary to limit total net annual operating expenses, excluding acquired fund fees and expenses, to an annual rate of 1.15%.

5.	With respect to International Equity Portfolio, Lord Abbett agrees for the time period set forth in paragraph 9 below to waive all or a portion of its management and administrative services fees and reimburse the Portfolio’s other expenses to the extent necessary to limit total net annual operating expenses, excluding acquired fund fees and expenses, to an annual rate of 0.92%.

6.	With respect to International Opportunities Portfolio, Lord Abbett agrees for the time period set forth in paragraph 9 below to waive all or a portion of its management and administrative services fees and reimburse the Portfolio’s other expenses to the extent necessary to limit total net annual operating expenses, excluding acquired fund fees and expenses, to an annual rate of 1.25%.

7.	With respect to Short Duration Income Portfolio, Lord Abbett agrees for the time period set forth in paragraph 9 below to waive all or a portion of its management and administrative services fees and reimburse the Portfolio’s other expenses to the extent necessary to limit total net annual operating expenses, excluding acquired fund fees and expenses, to an annual rate of 0.85%.

8.	With respect to Total Return Portfolio, Lord Abbett agrees for the time period set forth in paragraph 9 below to waive all or a portion of its management and administrative services fees and reimburse the Portfolio’s other expenses to the extent necessary to limit total net annual operating expenses, excluding acquired fund fees and expenses to an annual rate of 0.69%.

9.	This Agreement will be effective from May 1, 2018 through April 30, 2019. This Agreement may be terminated only by the Board of Directors of the Company upon written notice to Lord Abbett.

IN WITNESS WHEREOF, Lord Abbett and the Company have caused this Agreement to be executed by a duly authorized member and officer, respectively, to become effective as of the day and year first above written.

Lord, Abbett & Co. LLC

By:	/s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Member and General Counsel

Lord Abbett Series Fund, Inc.

By:	/s/ Brooke A. Fapohunda
Brooke A. Fapohunda
Vice President and Assistant Secretary
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